THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.					Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

1. Approval of the issuance of the shares of our common stock that are issuable upon the exercise of warrants held by affiliates of Angelo, Gordon & Co.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2. Approval of the issuance of an aggregate of 2,000,000 shares of our common stock that are issuable upon the conversion of convertible notes held by entities managed by Mr. Mohnish Pabrai.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

Signature(s):				Dated:			, 2007
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the meeting.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/dfc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement
on the internet at: http://www.deltafinancial.com

PROXY
DELTA FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Hugh Miller and Marc E. Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Special Meeting of Stockholders to be held on ______________, 2007 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.
(Continued, and to be marked and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

If you plan to attend Delta Financial Corporation’s special stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.

DELTA FINANCIAL CORPORATION
Special Meeting of Stockholders
___________, 2007, 9:00 a.m.
Offices of Morrison & Foerster LLP
1290 Avenue of the Americas, 39th Floor
New York, New York 10104

You can now access your DELTA FINANCIAL CORPORATION account online.
Access your Delta Financial Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Delta Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.
• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC